China Health Holding Announces Letter of Intent with WangJing Hospital of China Academy of Chinese Medical Sciences (BeiJing, China ) and Acquisition as Growth Strategies

BEIJING Feb 2, 2006 (Business Wire)

BEIJING -- China Health Holding (NASD OTCBB: CHHH), a developer and marketer of natural herbal supplement products based on traditional Chinese medicine, announced today that it has signed a letter of intent with WangJing Hospital and WangJing Hospital of China Academy of Chinese Medical Sciences, located in BeiJing, China, for the worldwide development of the China International University of Traditional Chinese Medicine and the University Hospital for Traditional Chinese Medical Sciences.

Pursuant to the Letter of Intent, China Health Holding and WangJing Hospital agreed to pursue a more definitive agreement for the development of the project on a worldwide basis for a five-year period. WangJing Hospital has agreed to provide the intellectual, scientific, medical and technical support while China Health Holding will provide investment capital and business development. Through a cooperative effort with WangJing Hospital, the Company intends to offer the traditional Chinese medical technologies and methods utilized by WangJing Hospital to other universities and hospitals on a worldwide basis.

The project with WangJing Hospital fits within the Company's strategy to manufacture, market and distribute products based upon traditional Chinese medicine since it will provide greater exposure to these and other products based upon traditional Chinese medicine, as well as technologies and methods, that are utilized by WangJing Hospital.

The Company further announced that it intends to continue to seek to identify and develop other strategic merger and/or acquisition candidates in the Peoples Republic of China and worldwide as part of its growth plan to secure a strong future. Growth by acquisition is an important component of the Company's updated business model. As Chinese Government Policy continues to change and move towards privatization of businesses, the Company's focus on the emerging opportunities in China will primarily focus on small and medium-sized enterprises."

About China Health Holding, Inc.

China Health Holding, Inc., incorporated in 2002, is a developer and marketer of innovative enhanced traditional Chinese medicinal herbal supplement product lines. The Company's product lines also include dietary food supplements that are helpful in strengthening the immune system and cardio-cerebral vascular function as well as promoting overall physical and mental health.

The Company plans to introduce a line of natural skin care and cosmetic products as well as to develop new products based on its knowledge of traditional Chinese medical practice. Please visit China Health Holding, Inc.'s website www.chinahealthholding.com for further information on the Company.

Safe Harbor

To the extent that statements in the press releases are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, All forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the Company's industry and general economy; competitive factors; ability to attract and retain personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-KSB; its quarterly reports on Forms 10-QSB; and any reports on Form 8-K. In addition, the company disclaims any obligation to update or correct any forward-looking statements in all the Company's press releases to reflect events or circumstances after the date hereof.

Contact:

China Health Holding, Inc.
Edward Yu, Vice President (BeiJing, PR China)
Jim Simpson, Investor Relationship

1-778-893-8909, 1-604-608-6788
+86-1314-696-8838 (BeiJing, PR China)
www.chinahealthholding.com; info@chinahealthholding.com